Exhibit (14)(a)

Consent of Tait, Weller & Baker

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of FBR Pegasus Small Cap Growth Fund and FBR Pegasus Small Cap Fund, each a series of The FBR Funds and to the use of our report dated December 30, 2009 on the financial statements and financial highlights included in the 2009 Annual Report.   Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference on Form N-14.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 22, 2010